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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 1996
                                                 ------------------

                         SI DIAMOND TECHNOLOGY, INC.
              (Exact name of Registrant as specified in charter)

       TEXAS                    1-11602                   76-0273345
     (State of                (Commission                (IRS Employer
    Incorporation)            File Number)           Identification Number)


            12100 Technology Boulevard
                  Austin, Texas                             78727
      (Address of principal executive office)             (Zip Code)


Registrant's telephone number, including area code: (512) 331-6200



        (Former name or former address, if changed since last report):

                                Not Applicable
                                ==============
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Item 5.  Other Events
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          On September 27, 1996, SI Diamond Technology, Inc. (the "Company")
amended its Amended and Restated Articles of Incorporation by reducing the Fixed Conversion Price of the Company's Series E Preferred Stock from $6.575 to $3.00. Each share of the Company's Series E Preferred Stock converted after September 27, 1996 shall be convertible into the number of shares of the Company's Common Stock determined by dividing (i) the original issue price of the Series E Preferred Stock plus an amount equal to 8% of the issue price per annum from the date the escrow agent first had in its possession the funds representing payment of the Series E Preferred Stock to the conversion date by (ii) the conversion price, which is the lesser of $3.00 or 85% of the average closing bid price for the Company's Common Stock for the five trading days immediately preceding the conversion date. Any shares of Series E Preferred Stock outstanding on January 15, 1999 shall be automatically converted into the Company's Common Stock on such date.

          Pursuant to the terms of the agreement between the Company and the remaining holders of the Series E Preferred Stock (the "Series E Agreement") in which the Company agreed to change the Fixed Conversion Price for the Series E Preferred Stock to $3.00, the holders of the Series E Preferred Stock agreed to
(i) convert shares of Series E Preferred Stock into an aggregate of approximately 300,000 shares of the Company's Common Stock (the "Mandatory Conversion Amount") and (ii) not convert any additional shares of the Series E Preferred Stock until October 31, 1996, with the proviso that if the Company has raised $1,000,000 in net proceeds from debt or equity sources prior to such date, the holders shall not convert any Series E Preferred Stock until January 15, 1997. Additionally, if the Company does raise $1,000,000 from debt or equity sources by October 31, 1996, the holders of the Series E Preferred Stock agreed to only convert Series E Preferred Stock during the period from and including January 15, 1997 to February 28, 1997 in an amount equal to one-third of the shares held of record by each holder of Series E Preferred Stock on September 16, 1996, less the pro rata portion of the Mandatory Conversion Amount already converted. The obligations of each holder of Series E Preferred Stock pursuant to the Series E Agreement shall cease and be of no further effect at any time after (i) the average closing bid price of the Company's Common Stock exceeds $3.00 per share for five (5) consecutive trading days or (ii) Marc W. Eller ceases to be employed by the Company in substantially the same capacity as he occupies as of the date hereof.

Item 7.  Financial Statements and Exhibits
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     3.1  Amended and Restated Articles of Incorporation of SI Diamond
          Technology, Inc. filed with the Secretary of State of Texas as of September 27, 1996.
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     10.1  Form of Agreement by and among the Holders of the Company's Series E
           Preferred Stock and the Company Concerning Agreements Relating to Series E Preferred Stock.

                              SIGNATURES


     Pursuant to the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                              SI DIAMOND TECHNOLOGY, INC.

                              By:   /s/ Douglas P. Baker
                              ________________________________
                              Douglas P. Baker
                              Vice President and
                              Chief Financial Officer